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Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the eGain Communications Corporation 2000 Non-Management Stock Option Plan of our report dated July 24, 2001, with respect to the consolidated financial statements of eGain Communications Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2001, filed with the Securities and Exchange Commission.

                                        /s/ ERNST & YOUNG LLP

                                        ERNST & YOUNG LLP

Palo Alto, California
January 10, 2002